Exhibit 10.1
FIVE-YEAR CREDIT AGREEMENT
dated as of
August 1, 2024
among
HP INC.,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
JPMORGAN CHASE BANK, N.A.,
BNP PARIBAS SECURITIES CORP.,
BOFA SECURITIES, INC.,
GOLDMAN SACHS BANK USA,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
___________________________
BNP PARIBAS,
as Syndication Agent
and

BNP PARIBAS,
as Sustainability Structuring Agent

TABLE OF CONTENTS
ARTICLE I

Definitions

- i -

- ii -

- iii -

SECTION 10.17.	No Fiduciary Duty	115
SECTION 10.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	115
SECTION 10.19.	Certain ERISA Matters	116
SECTION 10.20.	Interest Rate Limitation	117

SCHEDULES:
Schedule 1.01 – Sustainability Table
Schedule 2.01 – Commitments
Schedule 3.05 – Litigation and Environmental Matters
Schedule 6.01 – Existing Subsidiary Indebtedness

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – [Intentionally Omitted.]
Exhibit C-1 – Form of Borrowing Subsidiary Joinder Agreement
Exhibit C-2 – Form of Borrowing Subsidiary Termination Agreement
Exhibit D-1 – Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit D-2 – Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit D-3 – Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit D-4 – Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit E – Form of Pricing Certificate

- iv -

FIVE-YEAR CREDIT AGREEMENT dated as of August 1, 2024 (the “Agreement”), among HP INC., the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

Definitions
Section 1.01. Defined Terms. As used in this Agreement, including the recitals above, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.
“Accelerating Digital Equity Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the Accelerating Digital Equity Rate for such period as set forth in the KPI Metrics Report is less than the Accelerating Digital Equity Rate Threshold A for such period, (b) 0.000%, if the Accelerating Digital Equity Rate for such period as set forth in the KPI Metrics Report is less than the Accelerating Digital Equity Rate Target A for such period but more than or equal to the Accelerating Digital Equity Rate Threshold A for such period, and (c) negative 0.025%, if the Accelerating Digital Equity Rate for such period as set forth in the KPI Metrics Report is more than or equal to Accelerating Digital Equity Rate Target A for such period.
“Accelerating Digital Equity Commitment Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the Accelerating Digital Equity Rate for such period as set forth in the KPI Metrics Report is less than the Accelerating Digital Equity Rate Threshold A for such period, (b) 0.000%, if the Accelerating Digital Equity Rate for such period as set forth in the KPI Metrics Report is less than the Accelerating Digital Equity Rate Target A for such period but more than or equal to the Accelerating Digital Equity Rate Threshold A for such period, and (c) negative 0.005%, if the Accelerating Digital Equity Rate for such period as set forth in the KPI Metrics Report is more than or equal to the Accelerating Digital Equity Rate Target A for such period.
“Accelerating Digital Equity Rate” means, with respect to any fiscal year, the number of people in Underserved Groups who have been provided access to at least one form of Digital Equity needed to participate in the digital economy through the Company’s programs and partnerships.

“Accelerating Digital Equity Rate Target A” means, with respect to any calendar year, the Accelerating Digital Equity Rate Target A for such fiscal year as set forth in the Sustainability Table.
“Accelerating Digital Equity Rate Threshold A” means, with respect to any calendar year, the Accelerating Digital Equity Rate Threshold A for such fiscal year as set forth in the Sustainability Table.
“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition by the Company or any of its Subsidiaries of all or substantially all of the assets of a Person, or of any business unit, division or line of business of a Person, (b) the acquisition by the Company or any Subsidiary of more than 50% of the issued and outstanding Equity Interests in any Person not previously a Subsidiary if, as a result thereof, such Person becomes a Subsidiary, or any Person not previously a Subsidiary otherwise becoming a Subsidiary, or (c) a merger or consolidation or any other combination of the Company or any Subsidiary with another Person (other than the Company or any Subsidiary) in which the Company or a Subsidiary is the surviving entity.
“Acquisition Debt” means any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any preexisting Indebtedness of the Person(s) or assets to be acquired); provided that, either (a)(i) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition and, pending such release, such proceeds are held pursuant to an escrow or similar arrangement and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition terminates or is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation), such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness or (b)(i) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness, and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition terminates or is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation), such Indebtedness is so redeemed or prepaid within ninety (90) days of such termination or such specified date, as the case may be.

“Adjusted Daily Simple RFR” means, with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling; provided that if Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreed Currencies” means Dollars and each Designated Foreign Currency.
“Agreement” has the meaning assigned to such term in the preamble.
“Agreement Currency” has the meaning assigned to such term in Section 10.16(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR Rate on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate, determined as set forth above, would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes hereof.
“Alternative Currency” means Sterling, Euros and any additional currencies determined after the Effective Date by mutual agreement of the Borrowers, Lenders and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.
“Ancillary Document” has the meaning assigned to such term in Section 10.07(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and the Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning assigned to such term in Section 10.16(b).
“Applicable Funding Account” means an account of the Company or a Borrowing Subsidiary that is specified in a written notice from a Financial Officer of the Company delivered to and reasonably approved by the Administrative Agent for the funding of the proceeds of Loans hereunder.
“Applicable Parties” has the meaning assigned to it in Section 10.01(c).
“Applicable Percentage” means, with respect to any Lender and any Class of Loans or Commitments, the percentage of the Commitments of such Class represented by such Lender’s Commitments of such Class; provided that in the case of Section 2.18 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments of the relevant Class most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day on or after the Effective Date and with respect to any ABR Loan, Term Benchmark Loan, RFR Loan or the commitment fees payable hereunder, the applicable rate per annum set forth below in basis points per annum under the caption “ABR Spread,” “Term Benchmark Spread”, “RFR Spread” or “Commitment Fee Rate,” as the case may be, based upon the Ratings of S&P, Moody’s and Fitch, respectively, applicable on such date to the Index Debt:

Index Debt Ratings:	ABR Spread	Term Benchmark Spread	RFR Spread	Commitment Fee Rate
Category 1 Rating of A-, A3 or A- (or higher)	0.0	100.0	100.0	9.0
Category 2 Rating of BBB+, Baa1 or BBB+	12.5	112.5	112.5	10.0
Category 3 Rating of BBB, Baa2 or BBB	25.0	125.0	125.0	12.5
Category 4 Rating of BBB-, Baa3 or BBB-	37.5	137.5	137.5	17.5
Category 5 Rating of BB+, Ba1 or BB+ (or lower)	62.5	162.5	162.5	22.5

It is hereby understood and agreed that, the Applicable Rate with respect to any Loans or commitment fees payable hereunder shall be adjusted from time to time based upon the Sustainability Rate Adjustment and the Sustainability Fee Adjustment, as the case may be (to be calculated and applied as set forth in Section 2.24).

“Applicable Time” means, with respect to any Borrowings and payments in any Designated Foreign Currency, the local time in the place of settlement for such Designated Foreign Currency as may determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Borrower Portal” has the meaning assigned to it in Section 10.01(a).
“Arrangers” means JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., BofA Securities, Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facility established hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.05), and accepted by the Administrative Agent, in the form of Exhibit A hereto or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business publicly appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered into in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan denominated in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Designated Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)    in the case of any Loan denominated in Dollars, Adjusted Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Company or any Borrowing Subsidiary.
“Borrower Agent” means agents of any Borrower acting in capacity with, or benefitting from, this Agreement or the proceeds of any Borrowing.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrowers to the Administrative Agent through an Approved Borrower Portal.
“Borrowing” means (a) a group of Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect and denominated in the same currency or (b) a Swingline Loan.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Dollars, US$15,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is a multiple of 1,000,000 units of such currency that has a Dollar Equivalent in excess of US$15,000,000.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, US$2,500,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 1,000,000 units of such currency.
“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers.
“Borrowing Subsidiary” means, at any time, each wholly-owned Subsidiary of the Company that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.23 for so long as such Subsidiary has not ceased to be a Borrowing Subsidiary as provided in such Section as of such time.
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C-1 or any other form reasonably acceptable to the Administrative Agent.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2 or any other form reasonably acceptable to the Administrative Agent.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to Loans denominated in Euros (including any European Swingline Loan) and in relation to the calculation or computation of EURIBOR or ESTR, any day which is a TARGET Day, (b) in relation to RFR Loans (including a UK Swingline Loan) and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (c) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, subject to Section 1.04, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Category” means a category of Index Debt Ratings set forth in the table included in the definition of Applicable Rate in this Section 1.01.
“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Central Bank Rate. CBR Loans are only available as a result of the application of Section 2.06 or Section 2.12.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (I) (A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion, (x) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (y) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (z) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Designated Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 37.5% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company, or (b) (i) the Company consolidates with or merges into another corporation (where the Company is not the surviving corporation) or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Company and the Subsidiaries taken as a whole) to any Person or (ii) any corporation consolidates with or merges into the Company or a Subsidiary in a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than a transaction solely between the Company and a Subsidiary or a transaction involving only stock consideration which is permitted under Section 6.04.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date, or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s direct or indirect holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans, and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means a Revolving Commitment or a Swingline Commitment.
“Commitment Letter” means the Commitment Letter dated July 12, 2024, among the Company, JPMorgan Chase Bank, N.A., BNP Paribas, BNP Paribas Securities Corp., Bank of America, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.
“Communications” has the meaning assigned to such term in Section 5.01.
“Company” means HP, Inc., a Delaware corporation.
“Consolidated Current Liabilities” means, on any date, the consolidated current liabilities (other than the short-term portion of any long-term Indebtedness of the Company or any Subsidiary) of the Company and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income Tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary or non-recurring non-cash charges, including non-cash restructuring charges, for such period (it being understood that non-cash goodwill and intangible asset impairment charges will be deemed to be non-recurring non-cash charges); provided, however, that cash expenditures in respect of charges referred to in this clause (iv) shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made, (v) stock-based employee compensation expense, and (vi) losses from sales and dispositions of assets outside the ordinary course of business, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary or non-recurring gains for such period and (ii) gains from sales or dispositions of assets outside the ordinary course of business, all determined on a consolidated basis in accordance with GAAP. For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, then Consolidated EBITDA for such period shall be determined giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Intangible Assets” means, on any date, the consolidated intangible assets of the Company and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Company prepared in accordance with GAAP. As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on such balance sheet of (i) all patents, patent rights, trademarks, trademark registrations, servicemarks, trade names, business names, brand names, copyrights, designs (and all reissues, divisions, continuations and extensions thereof), or any right to any of the foregoing, (ii) goodwill, and (iii) all other intangible assets.
“Consolidated Net Assets” means, on any date, the excess of Consolidated Total Assets over Consolidated Current Liabilities.
“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company or any Subsidiary) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary.
“Consolidated Tangible Assets” means, on any date, the excess of Consolidated Total Assets as of such date minus Consolidated Intangible Assets as of such date.
“Consolidated Total Assets” means, on any date, the consolidated total assets of the Company and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP.
“Consolidated Total Debt” means, on any date, the aggregate principal amount on such date of all Indebtedness of the Company and its consolidated Subsidiaries (x) of the types referred in clauses (a), (b), (c), (d), (f), (g) and (i) of the definition of such term, and (y) of the types referred to in clauses (e), (f) and (h) of such definition relating to Indebtedness of others of the types referred to in clause (a), in each case in the amount that would be reflected as a liability on a balance sheet of the Company and the Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP; provided, however, that for the avoidance of doubt, Consolidated Total Debt shall exclude fair value adjustments under the acquisition method of accounting to the book balances of Indebtedness; provided, further, that Consolidated Total Debt shall exclude Acquisition Debt unless the applicable acquisition shall have been consummated.
“Consolidated Total Revenues” means, for any period, the consolidated total revenues of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding any business day adjustment) as such Available Tenor.
“Credit Party” means the Administrative Agent, each Swingline Lender and each other Lender.
“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”), with respect to any European Swingline Loan denominated in Euros, an interest rate per annum equal to the greater of (a) ESTR as of 11:00 a.m. Local Time on such ESTR Interest Day (i) if such ESTR Interest Day is a Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not a Business Day, ESTR as of 11:00 a.m. Local Time on the Business Day immediately preceding such ESTR Interest Day and (b) 0.00%.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, (i) for any RFR Loan denominated in (i) Sterling (other than a UK Swingline Loan), SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Dollars, Daily Simple SOFR and (iii) for any UK Swingline Loan, SONIA for the day that is 1 RFR Business Day prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five

RFR Business Days prior to (i) if such SOFR Rate Day is a RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has (i) become the subject of a Bankruptcy Event, (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become subject to a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company, each Swingline Lender and each other Lender.
“Designated Foreign Currency” means (a) Euro and (b) Sterling.
“Digital Equity” means hardware, connectivity, content or digital literacy tools, skills and/or knowledge.
“Disposition” means any transaction or series of related transactions resulting, directly or indirectly, in sale, transfer or other disposition (including pursuant to any merger or consolidation or any other combination) by the Company and any of its Subsidiaries of property that constitutes (a) assets comprising all or substantially all the assets of the Company and any of its Subsidiaries, or of any business unit, division or line of business of the Company and any of its Subsidiaries or (b) all or substantially all of the Equity Interests in a Person.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Designated Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Designated Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Designated Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the

Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollars”, “US$” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.03).
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the generation, use, handling, transportation, storage, treatment, disposal, release or threatened release of any Hazardous Material, or (iv) to the extent related to exposure to, or to the sale, distribution or marketing of products containing, Hazardous Material, health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Company or any Subsidiary under Title IV of ERISA.
“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.
“ESTR Interest Day” has the meaning assigned to such term in the definition of “Daily Simple ESTR”.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark denominated in Euros and for any Interest Period, the EURIBOR Screen Rate two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company.
“Euro” or “€” means the single currency of the Participating Member States.
“European Swingline Loan” means a Swingline Loan denominated in Euro.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency, or any successor or substitute screen provided by Reuters. In the event that such rate does not appear on any Reuters World Currency Page or any successor or substitute screen provided by Reuters or its successors, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) and franchise Taxes, in each case imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) Other Connection Taxes, (c) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (d) any Taxes, including withholding taxes, imposed under FATCA, (e) in the case of a Lender, any U.S. federal withholding Tax resulting from any laws in effect and that would apply to amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment at the time such Lender acquired such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.17(b)) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Taxes pursuant to Section 2.15(a), and (f) any Taxes attributable to such Recipient’s failure to comply with Section 2.15(g).
“Existing Five-Year Credit Agreement” means the Five-Year Credit Agreement dated as of May 26, 2021 (as amended by that certain Amendment Agreement, dated as of August 23, 2022, and as further amended, restated, supplemented or modified from time to time), among the Company, the borrowing subsidiaries from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.20(a).
“Extension Effective Date” has the meaning assigned to such term in Section 2.20(a).
“Extension Notice” has the meaning assigned to such term in Section 2.20(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as such Code section exists as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any applicable intergovernmental agreements with respect thereto and any fiscal or regulatory legislation, rules or practices adopted pursuant to any of the foregoing (including any intergovernmental agreement, treaty or convention among Governmental Authorities).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions as determined in such manner as shall be set forth on the NYFRB’s Website from time to time and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person (or in the case of a Borrowing Subsidiary, a person acting in a similar role with respect to such Borrowing Subsidiary).
“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR, ESTR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR, ESTR or the Central Bank Rate shall be 0.00%.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the relevant Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guaranteed Obligation” has the meaning specified in Article IX.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive, radioactive, hazardous, or toxic substances, wastes or materials, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Incremental Facility Amendment” means an Incremental Facility Amendment, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Commitments as are contemplated by Section 2.19.
“Incremental Lender” means a Lender with an Incremental Revolving Commitment.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.19, to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Amendment.
“Incremental Revolving Facility” means an incremental portion of the Revolving Commitments established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Revolving Commitments.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade or account payables arising in the ordinary course of business, (ii) earn-out obligations, and (iii) customary post-closing purchase price adjustments (in the case of clauses (ii) and (iii) until such obligation (A) becomes fixed and determined and (B) has not been paid within 60 days after becoming due and payable)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but if such Indebtedness has not been assumed by and is otherwise non-recourse to such Person, only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others (except to the extent that such Guarantees guarantee Indebtedness or other obligations of a Subsidiary), (g) all Capitalized Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document.
“Index Debt” means senior unsecured long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning assigned to such term in Section 10.13(a).
“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers.
“Interest Payment Date” means (a) with respect to any ABR Loan and with respect to any Swingline Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan (other than a UK Swingline Loan), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period of one, three or six months, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period of one, three or six months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Judgment Currency” has the meaning assigned to such term in Section 10.16(b).
“KPI Metric” means each of the Accelerating Digital Equity Rate and the PCR Percentage.
“KPI Metrics Auditor” means, with respect to the calculation and computation of Accelerating Digital Equity Rate, Global Impact Advisors LLC, and, with respect to the calculation and computation of PCR Percentage, Ernst & Young LLP, or, in each case, any replacement auditor thereof as designated from time to time by the Company; provided that any such replacement KPI Metrics Auditor shall be (a) a qualified external reviewer (other than an Affiliate of the Borrower) with relevant expertise, such as an auditor, environmental or social impact consultant and/or independent ratings agency of recognized standing or (b) another firm designated by the Company and identified to the Lenders, so long as Lenders constituting the Required Lenders do not object to such designation pursuant to this clause (b) within five Business Days after notice thereof.
“KPI Metrics Report” means an annual report (it being understood that this annual report may take the form of the annual Sustainability Report) that sets forth the calculations and computations for each KPI Metric for a specific fiscal year and is audited by the KPI Metrics Auditor with respect to the calculations and computations of each KPI Metric.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” has the meaning assigned to it in Section 10.04(b).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lenders.
“Liabilities” means as losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, Capitalized Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing but excluding any operating leases) relating to such asset.
“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, and any agreements entered into by any Borrower with or in favor of the Administrative Agent and/or the Lenders in connection with the commercial lending facility made available hereunder, including any promissory notes delivered pursuant to Section 2.08(e) and any amendments, modifications or supplements thereto or waivers thereof.
“Loans” means the loans made by the Lenders to any Borrower pursuant to this Agreement.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time, and (b) with respect to a Loan or Borrowing denominated in any Designated Foreign Currency, London time.
“Margin Stock” means “margin stock” as defined in Regulation U.
“Material Acquisition” means any Acquisition by the Company or any of its Subsidiaries, in which the aggregate consideration (including non-cash consideration, obligations in respect of the deferred purchase price thereof and any Indebtedness of the acquired Person or business that is assumed in the Acquisition) exceeds US$1,000,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the actual business, assets, operations and financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Company or any Borrowing Subsidiary to perform any of its material obligations under this Agreement, or (c) the rights of or benefits available to the Lenders under this Agreement.
“Material Disposition” means any Disposition by the Company and any of its Subsidiaries in which the total consideration therefor received by the Company and any of its Subsidiaries is US$1,000,000,000 or more.
“Material Indebtedness” means Indebtedness (other than (a) the Loans, (b) intercompany indebtedness between or among any one or more of the Company and its Subsidiaries and (c) any Indebtedness in respect of Qualified Receivables Transactions that is recourse only to the relevant Receivables SPE used to facilitate such transactions (it being understood that customary obligations of a “seller”, “originator” or “servicer” in connection with such Qualified Receivables Transaction do not constitute recourse in respect of such Indebtedness)), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $350,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” means each Significant Subsidiary and any two or more Subsidiaries (which may but need not include a Significant Subsidiary) each of which has become the subject of any event or circumstance referred to in clause (h), (i) or (j) of Article VII, and which, if considered together as a single consolidated Subsidiary, would collectively constitute a “Significant Subsidiary” within the meaning of the definition of such term herein.
“Maturity Date” means the fifth anniversary of the Effective Date, as such date may be extended pursuant to Section 2.20 hereof; provided that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Multicurrency Swingline Loan” means a European Swingline Loan or a UK Swingline Loan.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that the NYFRB Rate shall in no event be less than 0.00%.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower under this Agreement and the other Loan Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future recording, stamp, court or documentary, intangible, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to the sale of a participation interest or an assignment (other than an assignment made pursuant to Section 2.17(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding business day as an Overnight Bank Funding Rate; provided that such rate shall in no event be less than 0.00%.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Designated Foreign Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning assigned to such term in Section 10.05(e).
“Participant Register” has the meaning assigned to such term in Section 10.05(e).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” has the meaning assigned to such term in Section 10.15.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means
(i)Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04,
(ii)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04,
(iii)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations,
(iv)margin deposits posted to secure obligations in respect of Hedging Agreements entered into in the ordinary course of business;
(v)pledges and deposits to secure the performance of bids, trade and commercial contracts (including ordinary course accounts payable), leases, statutory obligations, appeal bonds and other obligations of a like nature, in each case in the ordinary course of business,
(vi)pledges and deposits securing obligations under surety and performance bonds,

(vii)judgment liens (and pledges and deposits securing surety and appeal bonds) in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII,
(viii)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary,
(ix)Liens under ordinary course commercial contracts securing trade payables covering the goods purchased (and proceeds and products thereof), pending payment;
(x) (i) customary Liens (x) relating to the establishment of custody, depository, brokerage and clearing accounts and services and other cash management relationships in the ordinary course of business of the Company or any Subsidiary or (y) relating to pooled deposit or sweep accounts (including, without limitation, Liens on deposit accounts subject to cash pooling arrangements in favor of the financial institutions providing such cash pooling arrangements) of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries and (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, bankers’ rights of set-off or similar rights;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.
“PCR Impacting Transaction” means any acquisition, disposition, merger or similar transaction consummated by the Company whereby, as of the result of the consummation of such transaction, the Company’s PCR Percentage would reasonably be expected to be increased or decreased by 5% or more (for the avoidance of doubt, as a percentage of the PCR Percentage, as opposed to the number of percentage points out of 100 by which the PCR Percentage increases or decreases) as compared to the Company’s PCR Percentage immediately prior to the consummation of such transaction, as determined in good faith by the Company.
“PCR Percentage” means, with respect to any fiscal year, the percentage equal to (a) Total Recycled Plastic divided by (b) the total weight of plastic used in the majority of the Company’s personal systems, printer hardware and print cartridges shipped during such fiscal year. The total weight of plastic currently excludes brand-licensed products, recently acquired brands and after-market hardware accessories.
“PCR Percentage Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive

0.025%, if the PCR Percentage for such period as set forth in the KPI Metrics Report is less than the PCR Percentage Threshold B for such period, (b) 0.000%, if the PCR Percentage for such period as set forth in the KPI Metrics Report is less than the PCR Percentage Target B for such period but more than or equal to the PCR Percentage Threshold B for such period, and (c) negative 0.025%, if the PCR Percentage for such period as set forth in the KPI Metrics Report is more than or equal to PCR Percentage Target B for such period.
“PCR Percentage Commitment Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the PCR Percentage for such period as set forth in the KPI Metrics Report is less than the PCR Percentage Threshold B for such period, (b) 0.000%, if the PCR Percentage for such period as set forth in the KPI Metrics Report is less than the PCR Percentage Target B for such period but more than or equal to the PCR Percentage Threshold B for such period, and (c) negative 0.005%, if the PCR Percentage for such period as set forth in the KPI Metrics Report is more than or equal to the PCR Percentage Target B for such period.
“PCR Percentage Target B” means, with respect to any fiscal year, the PCR Percentage Target B for such fiscal year as set forth in the Sustainability Table.
“PCR Percentage Threshold B” means, with respect to any fiscal year, the PCR Percentage Threshold B for such fiscal year as set forth in the Sustainability Table.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 5.01(e).
“Pricing Certificate” means a certificate substantially in the form of Exhibit E executed by a Financial Officer of the Company and attaching (a) true and correct copies of the KPI Metrics Report for the most recently ended fiscal year and setting forth the Sustainability Rate Adjustment and the Sustainability Fee Adjustment for the period covered thereby and computations in reasonable detail in respect thereof and (b) to the extent not already included in the KPI Metrics Report, a review report of the KPI Metrics Auditor confirming that, with respect to the computations of each KPI Metric, the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.
“Qualified Receivables Transaction” means any transaction or arrangement or series of transactions or arrangements entered into by the Company or any of its Subsidiaries in order to monetize or otherwise finance, or as a result of which it may receive earlier than otherwise due amounts currently receivable or that will become receivable or be earned in the future in respect of, a discrete pool (which may be fixed or revolving) of accounts receivable, lease or finance receivables, leases or other financial assets including financing contracts (together with related assets) including any such transaction or arrangement involving an outright sale or transfer of such assets and any such transaction or arrangement that is not a sale or transfer but pursuant to and by virtue of which a Person succeeds to, and becomes entitled to, the rights under or in respect of such accounts receivable, lease or finance receivables, leases or other financial assets (together with related assets), which transactions or arrangements may include sales or transfers of, or a Lien on, (a) accounts receivable, lease or finance receivables, leases or other financial assets including financing contracts (together with related assets), (b) deposit or other accounts (and the funds or investments from time to time credited thereto) established in connection with a Qualified Receivables Transaction (including Liens to secure obligations of the Company or any Subsidiary arising in connection with or otherwise related to such transaction), (c) any promissory note issued by the Company or any Subsidiary evidencing the repayment of amounts directly or indirectly distributed to the Company or any Subsidiary from any such accounts and (d) any assets of or Equity Interests in each and any Receivables SPE used to facilitate such transaction.
“Ratings” means, as of any date of determination, the Index Debt ratings of the Company that have been most recently assigned by S&P, Moody’s or Fitch. For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have in effect a Rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Category 5 under the definition of the term Applicable Rate, (b) if the Ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall fall within different Categories, (i) if two of the Ratings fall within the same Category and the other Rating is one Category higher or one Category lower than the two same Ratings, the Applicable Rate shall be based on the two Ratings within the same Category, (ii) if two of the Ratings fall within the same Category and the other Rating is two or more Categories above the two same Ratings, the Applicable Rate shall be determined by reference to the Category next above that of the two same Ratings, (iii) if two of the Ratings are in the same Category and the other Rating is two or more Categories below the two same Ratings, the Applicable Rate shall be determined by reference to the Category next below that of the two same Ratings, and (iv) if each of the three Ratings fall within different Categories, then the Applicable Rate shall be based on the assigned Rating that is in between the highest and the lowest of such Ratings, and (c) if the Ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P, Moody’s or Fitch), such change shall be effective as of the third Business Day after it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody’s or Fitch shall change, if any such rating agency shall cease to be in the business of rating corporate debt obligations or if any such rating agency shall cease to rate any Index Debt of the Company (and such decision is not based directly or indirectly on any action taken by the Company, or the failure by the Company to take any action, in each case with respect to such rating agency or otherwise), the Company and the Lenders shall negotiate in good faith to amend the definition of Applicable Rate to reflect such changed rating system or the unavailability of Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation.
“Receivables SPE” means a Subsidiary (or any other Person in which the Company or any Subsidiary makes an investment) that is a special purpose entity that (a) borrows against accounts receivable or lease or finance receivables (and, as applicable, other assets included in a Qualified Receivables Transaction) or purchases, leases or otherwise acquires accounts receivable or lease or finance receivables (and, as applicable, such other assets) or sells, disposes, assigns, leases, conveys or otherwise transfers such assets to one or more third party purchasers or another Receivables SPE in connection with a Qualified Receivables Transaction or (b) engages in other activities that are necessary or desirable to effectuate the activities described in the definitions of Qualified Receivables Transaction or Supply Chain Transaction, or (c) is established or then used solely for the purpose of, and has no business other than, owning a Receivables SPE, servicing receivables (and other applicable assets) owned by a Receivables SPE, owning or holding title to the property or assets giving rise to such receivables (and other applicable assets) or any activities incidental thereto (including those described in the definitions of Qualified Receivables Transaction or Supply Chain Transaction).

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBOR Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (d) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting and (e) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 10.05(c).
“Regulation D” means Regulation D of the Board from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulatory Authority” has the meaning assigned to such term in Section 10.13(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Adjusted Term SOFR Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euros (other than any European Swingline Loan), the Adjusted EURIBOR Rate, (c) with respect to any European Swingline Loan, ESTR, or (d) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR.
“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, or (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.
“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum, without duplication, of the total Revolving Exposures and unused Revolving Commitments at such time; provided that, whenever there is one or more Defaulting Lenders, the Revolving Exposure of, and the unused Revolving Commitment of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revaluation Date” means (a) with respect to any Loan denominated in any Designated Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Borrowing” means Revolving Loans of the same Type and Designated Foreign Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased or established from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.05. The amount of each Lender’s Revolving Commitment on the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments on the Effective Date is $5,000,000,000.
“Revolving Exposure” means, at any time, the sum of (a) the Dollar Equivalent of Revolving Loans outstanding at such time and (b) the Swingline Exposure at such time. The Revolving Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the total Revolving Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, and (b) Dollars, Daily Simple SOFR.
“RFR Administrator” means the SONIA Administrator or the SOFR Administrator.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“Sanctioned Country” means, at any time, a country or territory which is the target of comprehensive Sanctions (at the time of this Agreement, the so-called

Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the United Kingdom, the European Union or any EU member state, (b) any Person organized or ordinarily resident in a Sanctioned Country or (c) any Person owned or controlled by, or acting on behalf of, any such Person described in the foregoing clauses (a) and (b).
“Sanctions” means economic or financial measures against targeted countries, governments, territories, individuals, entities or vessels, as enumerated in national legislation, regulation or other mechanism carrying the force of law, and which are imposed, administered or enforced from time to time by (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union, His Majesty’s Treasury of the United Kingdom or the United Nations Security Council.
“SEC” means the United States Securities and Exchange Commission.
“Significant Subsidiary” means any Subsidiary (i) the net assets of which were greater than 10% of Consolidated Net Assets as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of such financial statements, greater than 10% of Consolidated Net Assets as of the date of the most recent financial statements referred to in Section 3.04(a)) or (ii) the total revenues of which were greater than 10% of Consolidated Total Revenues for the four-fiscal-quarter period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of such financial statements, greater than 10% of Consolidated Total Revenues for the four-fiscal-quarter period ending on the last day of the most recent fiscal period set forth in the most recent financial statements referred to in Section 3.04(a)). For purposes of making the determinations required by this definition, total revenues and net assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the financial statements of the Company to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of such financial statements, at the rates used in preparing the Company’s most recent financial statements referred to in Section 3.04(a)).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Borrowing” means any Borrowing comprised of SONIA Loans.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (c) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Supply Chain Transaction” means (a) any transaction or agreement under which any bank, financial institution or other Person may from time to time provide any financial accommodation or payment arrangement to any of the Company or any Subsidiary in connection with trade payables or receivables of the Company or any Subsidiary, whether issued for the benefit of the Company, any Subsidiary, any bank, financial institution or such other Person that has acquired such trade payables or receivables pursuant to “supply chain”, “customer financing” or other similar programs related to trade payables or receivables resulting from Company or any Subsidiary’s transactions with customer and suppliers; and (b) any sale, disposition, assignment, lease, license, conveyance or other transaction in respect of finance or lease receivables or accounts receivable in relation to products sold or services provided by the Company or any Subsidiary in the ordinary course of its business.
“Sustainability Fee Adjustment” means, with respect to any KPI Metrics Report for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Accelerating Digital Equity Commitment Fee Adjustment Amount plus (b) the PCR Percentage Commitment Fee Adjustment Amount, in each case for such period.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.24(a).
“Sustainability Rate Adjustment” means, with respect to any KPI Metrics Report for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Accelerating Digital Equity Applicable Rate Adjustment Amount plus (b) the PCR Percentage Applicable Rate Adjustment Amount, in each case for such period.
“Sustainability Report” means the Company’s annual non-financial Sustainable Impact Report publicly reported by the Company and published on an

Internet or intranet website to which each Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Company).
“Sustainability Structuring Agent” means BNP Paribas or such other entities appointed to such role in accordance with Section 2.24(f).
“Sustainability Table” means the Sustainability Table set forth on Schedule 1.01.
“Swingline Borrowing” means a Borrowing of Swingline Loans.
“Swingline Commitment” means, with respect to a Swingline Lender, the commitment of such Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent amount set forth with respect to such Swingline Lender on Schedule 2.01. The aggregate amount of the Swingline Commitments on the Effective Date is US$1,500,000,000.
“Swingline Exposure” means at any time, the sum of the Dollar Equivalents of the outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means each Lender with a Swingline Commitment referred to as such in Schedule 2.01.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement for purposes of the Agreement).
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings) imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Leverage Ratio” means on any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.
“Total Recycled Plastic” means, collectively, postconsumer recycled plastics, closed-loop plastics and ocean-bound plastics used in the Company’s products. Postconsumer recycled plastic shall be determined based on the definition set in the EPEAT standard for computers, IEEE 1680.1-2018 standard. The majority of closed-loop plastic is post-consumer recycled plastic; provided that, closed-loop plastic may occasionally include less than five percent of internal scrap (also known as post-industrial plastic) that the Company recycles as opposed to sending to landfill or burning. Ocean-bound plastic is a subset of, and is entirely, postconsumer recycled plastic. Total Recycled Plastics excludes rubbers and elastomers.
“Transactions” means the execution, delivery and performance by the Company and each other Borrower, if any, of this Agreement, the borrowing of Loans, the use of the proceeds thereof, and the transactions to be effected on the Effective Date.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate (including the Adjusted Term SOFR Rate), the Adjusted Daily Simple RFR or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Swingline Loan” means a Swingline Loan denominated in Sterling.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Underserved Groups” means, collectively, (i) women and girls, (ii) people with disabilities and aging populations, (iii) historically disconnected and marginalized groups and (iv) educators and healthcare practitioners.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“US Swingline Loan” means a Swingline Loan denominated in US Dollars.
“Wholly Owned Subsidiary” means a Subsidiary of which securities or other ownership interests (except for directors; qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power or, in the case of a partnership, 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Company or one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA

Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).
Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any statute, regulation or other law shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the phrase “to the best of the knowledge” shall mean the belief of the officers of the Company and the Subsidiaries directly participating in or associated with the due diligence and negotiations in connection with the Transactions, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, including in the definition of “Capitalized Lease Obligations”, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all references to GAAP and all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (a) without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, or (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (b) without giving effect to any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), to the extent that such change would require the recognition of right-of-use assets and lease liabilities for any lease (or similar arrangement conveying the right to use) that would not be classified as a capital lease under GAAP as in effect on December 31, 2016, regardless of whether such lease was in effect on such date or amended, modified or otherwise supplemented after such date.
(b) All pro forma computations required to be made hereunder giving effect to any Acquisition, Disposition or other transaction shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of the applicable period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, it being agreed that such calculations shall be based on or represent the Company’s reasonable and good faith estimates on the basis of information available to the Company as of the date such pro forma adjustments are determined. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.
Section 1.05. Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Equivalent amounts of Borrowings denominated in Designated Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or a RFR Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan is denominated in a Designated Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Designated Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
Section 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Designated Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rates used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company or its Subsidiaries. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.07. Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under the laws of another jurisdiction): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock (or similar equity interests) at such time.
ARTICLE II

The Credits
Section 2.01. Commitments. Subject to the terms and conditions and relying on the representations and warranties (subject to Section 4.02(a)) set forth herein, each Lender agrees, severally and not jointly, to make Revolving Loans to any Borrower from time to time during the Availability Period in Dollars or a Designated Foreign Currency in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans during the Availability Period.
Section 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and denominated in the same currency made by the Lenders ratably in accordance with their individual Revolving Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.
(b) Subject to Section 2.12, (i) each Revolving Borrowing denominated in Dollars shall be comprised entirely of Term Benchmark Loans or ABR Loans, as the applicable Borrower may request in accordance herewith, (ii) each Revolving Borrowing denominated in Sterling shall be comprised entirely of RFR Loans and (iii) each Revolving Borrowing denominated in Euros shall be comprised entirely of Term Benchmark Loans. Each Lender at its option may make any Term Benchmark Loan, RFR Loan or (in the case of any Swingline Lender) Swingline Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, and at the time that each RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Term Benchmark Revolving Borrowings and RFR Borrowings outstanding.
(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 noon, Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing, (c) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, on the Business Day of the proposed Borrowing or (d) in the case of a RFR Borrowing, not later than 12:00 noon, Local Time, five RFR Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the applicable Borrower;
(ii)the currency and aggregate amount of the requested Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)the Type of the requested Borrowing;
(v)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (A) in the case of a Borrowing denominated in Dollars, an

ABR Borrowing, (B) in the case of a Borrowing denominated in Euros, a Term Benchmark Borrowing and (C) in the case of a Borrowing denominated in Sterling, a RFR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Any Borrowing Request that shall fail to specify any of the information required by clause (i), (ii), (iii) or (vi) of the immediately preceding paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the applicable Borrower and, if so rejected, will be of no force or effect. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to any Borrower denominated in Dollars or Designated Foreign Currencies from time to time during the Availability Period, in an aggregate amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding US$1,500,000,000, (ii) the aggregate Dollar Equivalent amount of outstanding Swingline Loans made by any Swingline Lender exceeding such Lender’s Swingline Commitment, (iii) the aggregate Dollar Equivalent amount of such Swingline Lender’s outstanding Revolving Loans and Swingline Loans (including participations in outstanding Swingline Loans) exceeding the amount of such Swingline Lender’s Revolving Commitment, or (iv) the aggregate Revolving Exposure exceeding the aggregate amount of the Revolving Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan denominated in Dollars will be an ABR Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans.
(b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request in writing (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than (i) 2:00 p.m., Local Time, on the day of any such proposed US Swingline Loans and (ii) 10:00 a.m., Local Time, on the day of any such proposed European Swingline Loans or UK Swingline Loans. Each such notice shall be irrevocable and shall specify the identity of the applicable Borrower, the requested borrowing date (which shall be a Business Day), the currency and the aggregate principal amount of the requested Swingline Loan (which shall comply with Section 2.02(c)). The Administrative Agent will promptly notify each Swingline Lender of any such notice received from such Borrower and of such Swingline Lender’s share of the requested Swingline Borrowing. Each Swingline Lender shall make its share of each requested Swingline Loan available to the applicable Borrower (pro rata in accordance with the relative amounts of the Swingline Commitments of the Swingline Lenders) in the requested currency by means of a transfer of funds by 2:00 p.m., Local Time, on the requested date of such Swingline Loan, (i) to the Applicable Funding Account, in the case of US Swingline Loans, and (ii) to the account of the Administrative Agent most recently designated by it for such purpose, in the case of Multicurrency Swingline Loans. The Administrative Agent will make such Multicurrency Swingline Loans available to the applicable Borrower by promptly transferring the amounts so received pursuant to clause (ii) of the immediately preceding sentence, in like funds, to the Applicable Funding Account.
(c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Lenders to acquire and fund participations on such Business Day in all or a portion of the Swingline Loans of such Swingline Lender outstanding. Such notice shall specify the aggregate amount and currency of the Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice each Lender’s share, based on such Lender’s Applicable Percentage, of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent (in Dollars or the relevant Designated Foreign Currency, as the case may be), for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05, including with respect to interest payable in respect of unfunded amounts, shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter any amounts received by the Administrative Agent from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Administrative Agent if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a

Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the applicable Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.
(d) Notwithstanding anything to the contrary in this Agreement, if any Swingline Exposure exists at the time a Lender becomes a Defaulting Lender, (i) the applicable Borrower (or the Company on behalf of such Borrower) shall make arrangements satisfactory to the Swingline Lenders eliminating the risk of the Swingline Lenders with respect to each Defaulting Lender’s participation therein or (ii) in the event no such satisfactory arrangements are made, the applicable Borrower shall be required to prepay the outstanding Swingline Loans in an amount equal to the Swingline Exposure of the Defaulting Lender or, if agreed by each Swingline Lender, cash collateralize Swingline Loans in the amount of the Swingline Exposure of the Defaulting Lender on terms satisfactory to each Swingline Lender (in which case any such cash collateral held by the Administrative Agent for the account of any Swingline Lender will be applied as a payment of Swingline Loans immediately prior to any exercise by such Swingline Lender of its rights to require the funding of participations in such Loans pursuant to Section 2.04(c)). In the event the applicable Borrower prepays or cash collateralizes the Swingline Loans in the amount of the Swingline Exposure of the Defaulting Lender pursuant to clause (ii) above, then the Lenders other than the Defaulting Lender will be required to fund participations in the remaining Swingline Loans under Section 2.04(c) in accordance with their Applicable Percentages determined, in accordance with the definition of such term herein, without taking into account the Commitment of such Defaulting Lender (it being understood that such funding of participations shall not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment).
Section 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency, in the case of a Term Benchmark Loan or RFR Loan by 12:00 noon, Local Time, and in the case of an ABR Loan by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Borrowings in Designated Foreign Currencies, in accordance with such market practice, in each case as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Revolving Borrowing of the Type and in the currency resulting from such election to be made on the effective date of such election; provided that any notice of election to convert a Term Benchmark Borrowing into an ABR Borrowing at the end of its then-current Interest Period must be made by the time that a Borrowing Request for a Term Benchmark Borrowing would be required under Section 2.03. Each such Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Notwithstanding any other provision of this Section, no Borrower will be permitted to change the currency of any Borrowing.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Agreed Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one-month Term Benchmark Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each (x) Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing or RFR Borrowing denominated in an Designated Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Agreed Currency other than Dollars shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Designated Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided, further, that if no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by the applicable Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the applicable Borrower shall be deemed to have elected clause (A) above.
Section 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b) The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.
(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their individual Applicable Percentages.
Section 2.08. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan (other than a Swingline Loan) made to such Borrower on the Maturity Date, and (ii) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or the last day of a calendar month and is at least five Business Days after the date on which such Swingline Loan is made (it being understood that Swingline Loans may be prepaid at anytime in accordance with Section 2.09); provided that, on each date that a Revolving Borrowing is made in any currency, the applicable Borrower shall repay all Swingline Loans denominated in such currency that were outstanding on the date such Borrowing was requested.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder and the Borrower thereof, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans made by it to a Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.09. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and payment of any amounts required under Section 2.14.
(b) In the event and on each occasion that the sum of the total Revolving Exposures exceeds the total Revolving Commitments, then (i) on the last day of any Interest Period for any Term Benchmark Borrowing and (ii) on each other date on which any ABR Revolving Borrowing, RFR Borrowing or Swingline Loan shall be outstanding, one or more Borrower(s) shall prepay Loans in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Revolving Borrowings and Swingline Loans referred to in clause (i) or (ii), as applicable; provided, however, that, in any event, one or more Borrower(s) shall prepay Revolving Loans or Swingline Loans in an aggregate amount sufficient to eliminate such excess by the 90th day after such excess first arises. If at any time the sum of the total Revolving Exposures exceeds 105% of the total Revolving Commitments, then one or more Borrower(s) shall, not later than the next Business Day, prepay one or more Borrowings in an aggregate principal amount sufficient to (x) reduce the sum of the total Revolving Exposures to an amount not in excess of the total Revolving Commitments.
(c) Prior to any prepayment of Borrowings, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) below.
(d) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lenders) by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the respective Swingline Lenders), by telecopy or by electronic communication of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Revolving Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 12:00 noon, Local Time, five Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing or US Swingline Loans, not later than 12:00 noon, Local Time, on the Business Day of prepayment and (iv) in the case of a prepayment of Multicurrency Swingline Loans, by 10:00 a.m., Local Time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof, to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, and each prepayment of a Swingline Borrowing shall be applied ratably to the Swingline

Loans (or participations therein) included in such prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.
Section 2.10. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Rate in effect from time to time applied to the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Maturity Date or such earlier date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the fifteenth day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) The Company agrees to pay the Administrative Agent, for its own account, the fees in the amounts and at the times previously agreed upon by the Company and the Administrative Agent.
(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders.
Section 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, in the case of Borrowings in Dollars, and at the Adjusted EURIBOR Rate, in the case of Borrowings in Euro, for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) The Loans comprising each RFR Borrowing shall bear interest at the Adjusted Daily Simple RFR plus the Applicable Rate.
(d) Each Swingline Loan shall bear interest (i) in the case of a US Swingline Loan, at the Alternate Base Rate plus the Applicable Rate, (ii) in the case of a European Swingline Loan, at the Daily Simple ESTR plus the Applicable Rate applicable to Term Benchmark Loans, and (iii) in the case of a UK Swingline Loan, at the Daily Simple RFR plus the Applicable Rate applicable to RFR Loans.
(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest from the date on which such amount became due until such amount is paid in full, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and interest on any RFR Loan shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.12. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, or the Adjusted EURIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR with respect to any Borrowing denominated in Sterling; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR with respect to any Borrowing denominated in Sterling will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.12(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing or RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.12(a)(i) or (ii) above, on such day, and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term

Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with the Company from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.
(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any request for either (A) a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (x) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (B) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.12, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower's election prior to such day: (a) be prepaid by the Borrower on such day or (b) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower's election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

Section 2.13. Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve or other requirement reflected in the Adjusted EURIBOR Rate or in additional interest paid pursuant to Section 2.21); or
(ii)impose on any Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s direct or indirect holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s direct or indirect holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s direct or indirect holding company with respect to capital or liquidity adequacy), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s direct or indirect holding company for any such reduction suffered.
(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its direct or indirect holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e) Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with respect to similarly affected commitments or loans under agreements with such borrowers having provisions similar to this Section 2.13 (it being understood that this sentence shall not limit the discretion of any Lender to waive the right to demand such compensation in any given case).
(f) If any Lender shall subsequently recoup any costs (other than from the applicable Borrower) for which such Lender has previously been compensated by the applicable Borrower under this Section 2.13, such Lender shall remit to the applicable Borrower an amount equal to the amount of such recoupment.
Section 2.14. Break Funding Payments.
(a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan prior to the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Term Benchmark Loan prior to the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (except in the case when such notice may be revoked under Section 2.09(d) or Section 2.12 and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the loss (excluding loss of margin), cost and expense it may reasonably incur as a result of such event; provided, however, that the applicable Borrower shall not compensate any Lender for any cost of terminating or liquidating any hedge or related trading position (such as a rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, swaption or any other similar transaction). A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12 and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event; provided, however, that the applicable Borrower shall not compensate any Lender for any cost of terminating or liquidating any hedge or related trading position (such as a rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, swaption or any other similar transaction). A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
Section 2.15. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if any Borrower shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions for Indemnified Taxes or Other Taxes, and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) The Borrowers shall severally indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, further, that the indemnification obligations of each Borrower under this Section 2.15 shall not apply if the Administrative Agent or applicable Lender is not seeking recovery of similar Indemnified Taxes or Other Taxes from other similarly situated borrowers. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrowers by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d) Each Lender shall severally indemnify the Administrative Agent, within 30 days after written demand therefor, for the full amount of any Taxes attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the applicable Borrower to do so) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the applicable Lender by the Administrative Agent shall be conclusive absent manifest error.
(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the applicable Borrower to a Governmental Authority, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f) If the Administrative Agent or a Lender determines, in its good-faith judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the applicable Borrower or with respect to which the applicable Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the applicable Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(g) (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing:
(a)any Lender that is a US Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(b)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)executed originals of IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-3 or Exhibit D-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 on behalf of each such direct and indirect partner.
(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)If a payment made to a Lender under any Loan Document would be subject to  U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Administrative Agent or the Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent or the Company, as the case may be, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(g)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
SECTION 2.16.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.13, 2.14 or 2.15, or otherwise) (i) except with respect to principal of and interest on Loans denominated in a Designated Foreign Currency, prior to 2:00 p.m., Local Time, on the date when due, and (ii) with respect to principal and interest on Loans denominated in a Designated Foreign Currency shall be made in such Designated Foreign Currency, not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent for the account of the applicable Lenders, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension (but in no case shall any payment so extended be due after the Maturity Date). All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in Dollars, except as otherwise expressly provided. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of the relevant Class and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received written notice from the Company (or the applicable Borrowing Subsidiary) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(a) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.17.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13, 2.15 or 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    If (i) any Lender requests compensation under Section 2.13, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (iii) any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.21, (iv) any Lender becomes a Defaulting Lender, (v) any Lender is a Non-Consenting Lender under Section 2.20 or (vi) if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required by Section 10.05, the Company shall have received the prior written consent of the Administrative Agent and the Swingline Lenders, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15 or additional interest required pursuant to Section 2.21, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment pursuant to this Section 2.17 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (y) the assignor Lender need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof.
SECTION 2.18.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.10;
(b)the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to 10.03); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby;
(c)if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages, but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; provided that no reallocation under this clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent prepay such Swingline Exposure; and
(d)so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, unless it is satisfied that the related exposure will be fully covered by the Commitments of the non-Defaulting Lenders, and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan, unless the Swingline Lenders shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lenders to defease any risk to the Swingline Lenders in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company and each Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Lender was a Defaulting Lender; provided, further, that, except as otherwise expressly agreed by the affected parties, no change hereunder of a Lender’s status from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender..
SECTION 2.19.    Increase in Revolving Commitments. (a) The Company may on one or more occasions during the Availability Period request, by written notice to the Administrative Agent, the establishment of Incremental Revolving Commitments to be provided by Incremental Lenders and in connection therewith cause additional Swingline Commitments to be provided by such Incremental Lenders (not exceeding, in the aggregate for all such new or increased Swingline Commitments, the aggregate amount of such Incremental Revolving Commitments); provided, however, that (i) the amount of each Incremental Revolving Facility shall be no less than $75,000,000 and (ii) the aggregate amount of all the Incremental Revolving Commitments established hereunder shall not exceed $1,000,000,000. Each such notice shall specify (i) the date on which the Company proposes that the Incremental Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (ii) the amount of the Incremental Revolving Commitments being requested (it being agreed that (A) any Lender approached to provide any Incremental Revolving Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment and (B) any Person other than an existing Lender that the Company proposes to become an Incremental Lender shall be subject to the approval of the Administrative Agent and the Swingline Lenders (which approval shall not be unreasonably withheld)).
(b)    The terms and conditions of any Incremental Revolving Commitments and Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments hereunder and the Loans and other extensions of credit made thereunder, and shall be treated as a single class with such Revolving Commitments and Loans.
(c)    The Incremental Revolving Commitments shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by the Company, each other Borrower, if any, each Incremental Lender providing such Incremental Revolving Commitments and the Administrative Agent; provided that no Incremental Revolving Facility or Incremental Revolving Commitments or new or increased Swingline Commitments relating thereto will become effective unless (i) no Default shall have occurred and be continuing at the time of, and immediately after giving effect to, the effectiveness of such Incremental Revolving Commitments, (ii) on the date of effectiveness thereof, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such effectiveness, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, (iii) the Administrative Agent shall have received a certificate dated the date of such effectiveness confirming satisfaction as of such date of the conditions referred to in clauses (i) and (ii), (iv) the Company shall make any payments required to be made pursuant to Section 2.14 in connection with such Incremental Revolving Commitments and the related transactions under this Section, and (v) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents, consistent with those delivered under Section 4.01 hereof, as shall reasonably be requested by the Administrative Agent in connection with such Incremental Revolving Facility. Each Incremental Facility Amendment may, without the consent of any Lender other than the Incremental Lenders party thereto, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.
(d)    Upon the effectiveness of an Incremental Revolving Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Revolving Lender” and, as applicable, a Swingline Lender, hereunder, and shall thereafter be entitled to all the rights of, and benefits accruing to, Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders hereunder, and (ii)(A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the aggregate Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitments, the Revolving Exposure of the Incremental Lender holding such Commitment, and the Applicable Percentages of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.
(e)    On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Lender holding such Incremental Revolving Commitment, and each such Incremental Lender shall purchase from each Revolving Lender, at the principal amount and in the currency thereof (together with accrued interest in the applicable currency), such interests in the outstanding Revolving Loans and funded participations in Swingline Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and funded participations in Swingline Loans will be held by all the Revolving Lenders (including such Incremental Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.
(f)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in paragraph (a) of this Section and of the effectiveness of any Incremental Revolving Facility, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to paragraph (e) of this Section.
SECTION 2.20.    Extension of Maturity Date. (a) The Company may, on no more than two occasions during the Availability Period, by written notice (an “Extension Notice”) delivered to the Administrative Agent request a one-year extension of the Maturity Date then in effect (the “Existing Maturity Date”); provided that (i) no Default shall have occurred and be continuing on the effective date of such extension (the “Extension Effective Date”), (ii) the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Extension Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and (iii) the Administrative Agent shall have received a certificate, dated the Extension Effective Date and signed by a Vice President or a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in clauses (i) and (ii) of this paragraph (a).
(b)    The effectiveness of any extension of the Maturity Date shall require the prior written consent of the Required Lenders, each Lender participating in such extension of the Maturity Date, and the Administrative Agent. The Administrative Agent shall promptly furnish a copy of the Extension Notice to each Lender, and shall request that each Lender either agree or not agree to such extension no later than 10 days prior to the requested Extension Effective Date. Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The decision to agree or withhold agreement to any extension of the Maturity Date hereunder shall be at the sole discretion of each Lender. The Revolving Commitment of any Lender that has declined to agree to any requested extension of the Maturity Date (a “Non-Consenting Lender”) shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans made by such Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Lender hereunder, shall be due and payable on the Existing Maturity Date, and such Non-Consenting Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.04 with respect to facts and circumstances occurring prior to the date it ceased being a party. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, prior to an Extension Effective Date, pursuant to, and in accordance with, Section 2.17(b), to replace a Non-Consenting Lender with a Lender or other financial institution that will agree to an extension of the Maturity Date.
SECTION 2.21.    Additional Reserve Costs.
(a) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate) in respect of any of such Lender’s Term Benchmark Loans or RFR Loans in any Designated Foreign Currency, such Lender may require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Term Benchmark Loans or RFR Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.
(b) Any additional interest owed pursuant to paragraph (a) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the applicable Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
SECTION 2.22.    [Reserved.]
SECTION 2.23.    Designation of Borrowing Subsidiaries.

(a) The Company may at any time and from time to time designate any Wholly-Owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Joinder Agreement executed by such Subsidiary and by the Company, and upon such delivery and the satisfaction of the other conditions set forth in Section 4.03, such Subsidiary shall for all purposes of this Agreement be a Borrower and a party to this Agreement. Any Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination Agreement with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary hereunder. Notwithstanding the foregoing, (a) no Borrowing Subsidiary Joinder Agreement shall become effective as to any Subsidiary if, within a period of time after the delivery of the applicable Borrowing Subsidiary Joinder Agreement to be reasonably determined by the Administrative Agent, any Lender shall have advised the Administrative Agent in writing that it shall be unlawful for such Subsidiary to become a Borrower hereunder or it shall be unlawful for such Lender to make Loans or otherwise extend credit to such Subsidiary as provided herein and (b) no Borrowing Subsidiary Termination Agreement will become effective as to any Borrowing Subsidiary until all Loans made to such Borrowing Subsidiary shall have been repaid and all amounts payable by such Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent, any Lender, any other amounts payable hereunder by such Borrowing Subsidiary) shall have been paid in full; provided that such Borrowing Subsidiary Termination Agreement shall be effective to terminate the right of such Borrowing Subsidiary to request or receive further extensions of credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Joinder Agreement, the Administrative Agent shall send a copy thereof to each Lender.
(b) The Obligations of each Borrowing Subsidiary shall be guaranteed by the Company pursuant to the Guarantee contained in Article IX. Notwithstanding anything contained to the contrary herein or in any other Loan Document and without in any way limiting the obligations of the Company in Article X or otherwise, (i) no Borrowing Subsidiary shall be obligated with respect to any Obligations of the Company or of any other Borrowing Subsidiary, (ii) the Obligations owed by a Borrowing Subsidiary shall be several and not joint with the Obligations of the Company or of any other Borrowing Subsidiary and (iii) no Borrowing Subsidiary shall be obligated as a guarantor under Article IX with respect to the Obligations.
(c) Each Subsidiary of the Company that is or becomes a “Borrowing Subsidiary” pursuant to this Section hereby irrevocably appoints the Company as its agent for purposes of (i) the giving of notices and making of elections under the terms of this Agreement and (ii) the receipt of the proceeds of any Loans made by the Lenders to such Borrowing Subsidiary hereunder, it being understood, for the avoidance of doubt, that any Borrowing Subsidiary may give such notices directly and may elect to directly receive the proceeds of such Loans.
SECTION 2.24.    Sustainability Adjustments.
(a) On each Sustainability Pricing Adjustment Date (as defined below) following the date on which the Company provides a Pricing Certificate in respect of the most recently ended fiscal year (beginning with the fiscal year ended October 31, 2024), (i) the Applicable Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate and (ii) the Commitment Fee Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in the Pricing Certificate. For purposes of the foregoing, (A) each of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment shall be determined as of the fifth Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 5.01(e) based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment, as applicable, set forth therein (each such day, a “Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Rate and the Commitment Fee Rate resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 5.01(e)).
(b) For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any fiscal year. It is further understood and agreed that the Applicable Rate will never be reduced or increased by more than 0.05%, and the Commitment Fee Rate will never be reduced or increased by more than 0.01%, in each case pursuant to the Sustainability Rate Adjustment or the Sustainability Fee Adjustment, as applicable, during any 12-month period. For the avoidance of doubt, any adjustment to the Applicable Rate by reason of meeting one or more KPI Metrics in any fiscal year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(c) It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Company within the period set forth in Section 5.01(e), the Sustainability Rate Adjustment will be positive 0.05% and the Sustainability Fee Adjustment will be a positive 0.01%, in each case commencing on the applicable Sustainability Pricing Adjustment Date and continuing until the Company delivers a Pricing Certificate to the Administrative Agent.

(d) If (i)(A) the Company or any Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Company), or (B) the Company and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate for any period, then the Company shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), automatically and without further action by the Administrative Agent, any Lender), but in any event within five Business Days after the Company has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Company becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate and the Commitment Fee Rate for any period, then, upon receipt by the Administrative Agent of notice from the Company of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable.
It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided that the Company complies with the terms of this Section 2.24 with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (i) any additional amounts required to be paid pursuant the immediate preceding paragraph shall not be due and payable until five Business Days after a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon such date that is five

Business Days after such written demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to such date that is five Business Days after such written demand or shall accrue interest at the applicable default rate specified in Section 2.11 prior to such date that is five Business Days after such written demand.
(e) Each party hereto hereby agrees that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Rate Adjustment or any Sustainability Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate, without further inquiry). In addition, the Company shall have no obligation to disclose any further data, computations or other information to the Administrative Agent, the Sustainability Structuring Agent or any Lender with respect to any KPI Metric, the Accelerating Digital Equity Rate Target A, the PCR Percentage Target B, the Accelerating Digital Equity Rate Threshold A or the PCR Percentage Threshold B.
(f)  To the extent a Sustainability Structuring Agent ceases to be a Lender, the Company shall use commercially reasonable efforts to seek to appoint another Person that is a Lender to fulfill the role such Sustainability Structuring Agent.
ARTICLE III

Representations and Warranties
The Company represents and warrants, and each Borrower represents and warrants as to itself and its subsidiaries, to the Lenders that:
SECTION 3.01.    Organization; Powers. Each of the Borrowers is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business and in good standing (if applicable) in every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions to be entered into by each Borrower are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (for the avoidance of doubt not including any disclosure filing determined to be required under applicable securities laws), except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any of the Significant Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Borrower or any of the Significant Subsidiaries or its assets, and (d) will not result in the creation or imposition of any Lien on any material amount of assets of any Borrower or any of the Significant Subsidiaries other than Liens permitted under this Agreement.
SECTION 3.04.    Financial Condition; No Material Adverse Change.
(a) The Company has heretofore furnished to the Administrative Agent for delivery to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended October 31, 2023, reported on by Ernst & Young LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the Subsidiaries as of such date and for such period in accordance with GAAP.
(b)    Since October 31, 2023, there has been no material adverse change in the actual business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.
SECTION 3.05.    Litigation and Environmental Matters. (a) Except as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, the quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequent thereto but prior to the Effective Date, or any amendments thereof filed subsequent thereto but prior to the Effective Date, and except as set forth on Schedule 3.05, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Company, threatened against any Borrower or any of the Significant Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
(b)    Except as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, the quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequent thereto but prior to the Effective Date, or any amendments thereof filed subsequent thereto but prior to the Effective Date, except as set forth on Schedule 3.05 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower or any of the Significant Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any

Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.
SECTION 3.06.    Compliance with Laws and Agreements. None of the Borrowers or any of the Significant Subsidiaries or any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation or indenture, agreement or other instrument, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority or indenture, agreement or other instrument, where such violation or default could reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.07.    Investment Company Status. Neither the Company nor any of the Borrowing Subsidiaries is required to register as an “investment company” under the Investment Company Act of 1940.
SECTION 3.08.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Any underfunding with respect to one or more Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 3.09.    Federal Reserve Regulations. (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U and Regulation X. If required by law and requested by the Administrative Agent or any Lender, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
SECTION 3.10.    Pari Passu Status. The obligations of the Company and each of the Borrowing Subsidiaries under this Agreement rank, and will rank, at least pari passu in priority of payment and in all other respects with all unsecured Indebtedness of the Company and the Borrowing Subsidiaries.
SECTION 3.11.    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and Borrowers Agents with Anti-Corruption Laws and applicable Sanctions. None of the Company or any Subsidiary of the Company is a Sanctioned Person. The Company and its Subsidiaries and, to

the knowledge of the Company, its and their respective directors, officers, employees and Borrowers Agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No proceeds of any Loans will be used directly, or to the knowledge of the Company, indirectly for the purpose of financing the activities of any Sanctioned Person or in any Sanctioned Country (except, in each case, to the extent permitted for a Person required to comply with Sanctions), or for the purpose of engaging in any activity in violation of Sanctions.
ARTICLE IV

Conditions
SECTION 4.01    Effective Date. The obligations of the Lenders to make Loans and acquire participations in Swingline Loans pursuant hereto, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.03):
(a)The Administrative Agent (or its counsel) shall have received from the Company, each Lender and the Administrative Agent either (i) a counterpart of this Agreement (which may include telecopy or electronic transmission of a signed signature page of this Agreement) signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Agreement.
(b)The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Rick Hansen, Senior Vice President, Deputy General Counsel – Corporate and Corporate Secretary of the Company and (ii) Gibson, Dunn & Crutcher LLP, external counsel to the Company, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Company hereby requests such counsel to deliver such opinion.
(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Company in its jurisdiction of organization, the authorization of the Transactions and any other legal matters relating to the Company, the Subsidiaries, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent shall have received a certificate dated the Effective Date signed by a Vice President or a Financial Officer of the Company confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 as of such date (but without excluding the representation and warranty set forth in Section 3.04(b) or Section 3.05).
(e)All fees, cost reimbursements and out-of-pocket expenses accrued to or required to be paid or reimbursed on or prior to Effective Date pursuant hereto or pursuant to the Commitment Letter (including upfront fees), to the extent invoiced prior to (or, in the case of cost reimbursement and out-of-pocket expenses, not fewer than two Business Days prior to) the Effective Date, shall have been paid or will be paid on Effective Date substantially concurrently with the effectiveness of this Agreement. The principal of and accrued interest on any loans outstanding, and all fees and other amounts accrued or owing, under the Existing Five-Year Credit Agreement (other than in respect of contingent obligations with respect to which no claims have been made) shall have been paid in full and all commitments under the Existing Five-Year Credit Agreement shall have been terminated substantially concurrently with the effectiveness of this Agreement.
(f)The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Credit Agreement in the form hereof and obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.03) at or prior to 5:00 p.m., New York City time, on September 10, 2024 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Borrowers set forth in this Agreement (other than the representations and warranties set forth in Section 3.04(b) and Section 3.05) shall be (x) in the case of representations and warranties that are qualified as to materiality, true and correct, and (y) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, on and as of the date of such Borrowing.
(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
Each Borrowing shall be deemed to constitute a representation and warranty by the Company and each applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03.    Credit Extensions to New Borrowing Subsidiaries. Notwithstanding anything to the contrary in Section 2.23, the obligation of each Lender to make a Loan on the occasion of the initial Borrowing to or for the account of any Borrowing Subsidiary designated pursuant to Section 2.23 shall not become effective until the date on which each of the following additional conditions shall be satisfied (unless waived in accordance with Section 10.03):
(a) The Administrative Agent shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.
(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel for such Borrowing Subsidiary (or, where customary, of counsel to the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent.
(c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant in the applicable jurisdiction of organization) of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d) The Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, with respect to such Borrowing Subsidiary.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Company will furnish to the Administrative Agent for delivery to each Lender:
(a) on or before the earlier of (i) the date by which the Annual Report on Form 10-K of the Company (after giving effect to any extension thereof) for each fiscal year is required to be filed under the rules and regulations of the SEC and (ii) 90 days after the end of such fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) on or before the earlier of (i) the date by which the Quarterly Report on Form 10-Q of the Company for each of the first three fiscal quarters of each fiscal year is required to be filed under the rules and regulations of the SEC (after giving effect to any extension thereof) and (ii) 45 days after the end of each of the first three fiscal quarters of such fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) not later than the date by which financial statements are required to be delivered under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05;
(d) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or with the requirements of the Patriot Act, the Beneficial Ownership Regulation; provided that, such request shall be made through the Administrative Agent or (ii) any other “know your customer” or similar laws or regulations, in each case, as the Administrative Agent or any Lender may reasonably request (it being understood that the Company shall not be required to provide any information which is subject to confidentiality restrictions, the nature of which prohibit such disclosure notwithstanding the provisions of Section 10.13 hereof); and
(e) as soon as available, and in any event within 275 days following the end of each fiscal year of the Company (commencing with the fiscal year ending October 31, 2024), a Pricing Certificate for the most recently-ended fiscal year; provided that for any fiscal year the Company may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 275-day period shall result in the Sustainability Rate Adjustment being applied as set forth in Section 2.24).
All information, documents and other materials that the Company is obligated to deliver to the Administrative Agent under this Agreement, including all notices, requests, and other reports, certificates and other information materials, but excluding any such information that (i) is required to be delivered pursuant to clauses (a) and (b) of this Section 5.01, (ii) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any Interest Election Request or Interest Period relating thereto), (iii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iv) provides notice of any Default or Event of Default, or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded information being referred to herein collectively as “Communications”), may be delivered by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent. In addition, the Company agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement, but only to the extent requested by the Administrative Agent. The Company further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system, access to which is controlled by the Administrative Agent (the “Platform”).
Reports required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 shall be deemed to have been delivered on the date on which the Company posts such reports on its website at www.hp.com or when such reports are posted on the SEC’s website at www.sec.gov; provided that the Company shall deliver to the Administrative Agent, not later than the date on which financial statements are required to be delivered under clause (b) above, the certification of a Financial Officer, as required by clause (b).
SECTION 5.02.    Notices of Material Defaults. Promptly after a Financial Officer or any other executive officer of the Company becomes aware of the following, the Company will furnish to the Administrative Agent for delivery to each Lender written notice of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Company will, and will cause each of the Borrowing Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or asset disposition permitted under Section 6.04; provided further that neither the Company nor any of the Borrowing Subsidiaries shall be required to preserve any rights, licenses, permits, privileges or franchises or any Borrowing Subsidiary’s existence if the Company or such Subsidiary determines that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof would not materially adversely affect the Company, such Subsidiary or the Lenders with respect to any Commitments or Borrowing hereunder.
SECTION 5.04.    Payment of Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided, however, that the Company and the Subsidiaries may instead self-insure to the same general extent as other companies of similar size, type and financial condition as the Company or such Subsidiary, and to the extent such policies are consistent with prudent business practice.
SECTION 5.06.    Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, in all material respects, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities sufficient to permit the preparation of the consolidated financial statements of the Company and the Subsidiaries in accordance with GAAP. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (which representatives shall be reasonably acceptable to the Company), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and (unless an Event of Default has occurred and is continuing) no more than once per fiscal year of the Company; provided that such designated representatives agree to any reasonable confidentiality obligations proposed by the Company, including, but not limited to, confidentiality obligations agreed to by the Lenders under or in connection with this Agreement.
SECTION 5.07.    Compliance with Laws. (a) The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    The Company will maintain in effect and enforce in all material respects policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and Borrower Agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.    Use of Proceeds. (a) The proceeds of the Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X.
(b)    The Borrowers will not permit the proceeds of any Loans to be used directly, or to the knowledge of any Borrower, indirectly for the purpose of financing the activities of any Sanctioned Person or in any Sanctioned Country (except, in each case, to the extent permitted for a Person required to comply with Sanctions), or for the purpose of engaging in any activity in violation of Sanctions.
ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:
SECTION 6.01.    Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness except:
(a) Indebtedness of the Borrowing Subsidiaries under this Agreement;
(b) Indebtedness, including Guarantees and obligations in respect of letters of credit and letters of guaranty, existing on the Effective Date and set forth on Schedule 6.01 (i) individually, identifying the relevant Subsidiary and Indebtedness, in the case of any issue or item of Indebtedness having an outstanding principal amount in excess of $100,000,000 and (ii) in the aggregate with respect to all other such Indebtedness;
(c) Guarantees of Indebtedness of any Subsidiary to the extent such Indebtedness is otherwise permitted under this Agreement;
(d) Indebtedness of any Subsidiary to the Company or any other Subsidiary;
(e) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a

Subsidiary in a transaction permitted hereunder) after the Effective Date; or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary, provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) no other Subsidiary (other than a Subsidiary into which the acquired Person is merged or any Subsidiary of the acquired Person) shall Guarantee or otherwise become liable for the payment of such Indebtedness, except to the extent that such Guarantee is incurred pursuant to Section 6.01(i);
(f) Indebtedness incurred to finance the purchase price, construction cost or improvement cost incurred in connection with the acquisition, construction or improvement of assets, including Capitalized Lease Obligations; provided that (i) such Indebtedness is incurred prior to or within one year after, the date of acquisition, construction or improvement of such assets, (ii) such Indebtedness does not exceed the amount of such purchase price or cost of the asset and (iii) any Lien securing such Indebtedness is permitted under Section 6.02(f);
(g) (i) Indebtedness of Subsidiaries in connection with Qualified Receivables Transactions and Supply Chain Transactions and (ii) Capitalized Lease Obligations in respect of the Company’s products sold to a third-party equipment financing provider and leased to the Company or a Subsidiary for further leasing by the Company or such Subsidiary to customers;
(h) Indebtedness of any Subsidiary that Guarantees the Indebtedness of the Company under this Agreement;
(i) other Indebtedness of Subsidiaries; provided that the sum, without duplication, of (i) the aggregate outstanding principal amount of Indebtedness permitted by this clause (i) plus (ii) the aggregate outstanding principal amount of Indebtedness and other obligations secured by Liens permitted by Section 6.02(g) shall not exceed at any time the greater of $2,000,000,000 and 5.0% of Consolidated Tangible Assets as of the most recent fiscal quarter end for which financial statements of the Company have been delivered pursuant to Section 5.01(a) or (b);
(j) Indebtedness incurred in connection with the extension of maturity of, or refunding or refinancing of, in whole or in part, any Indebtedness outstanding pursuant to Section 6.01(b),(e), (f) or (i), provided that (i) such extension of, or refunding refinancing shall not increase the principal amount of the Indebtedness being extended, or refunded or refinanced by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, refunding or refinancing and (ii) any such refinancing Indebtedness in respect of Indebtedness incurred under Section 6.01(i) will be deemed to utilize the basket referred to in Section 6.01(i), but such

Indebtedness shall be permitted even if such Indebtedness is incurred at a time when such Indebtedness would not otherwise be permitted to be incurred under such clause;
(k) Indebtedness arising in connection with customary cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, and cash pooling arrangements among the Company or one or more Subsidiaries of the Company and a financial institution (or an in-house bank) and Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business; and
(l) Indebtedness as an account party in respect of trade letters of credit or in respect of standby letters of credit supporting obligations under trade and commercial contracts, leases, statutory requirements and other obligations of a like nature (which obligations in each case do not themselves constitute Indebtedness) in the ordinary course of business.
SECTION 6.02.    Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)Permitted Encumbrances;
(b)Liens on any property or asset of a Subsidiary securing Indebtedness of such Subsidiary to the Company or to another Subsidiary;
(c)any Lien on any property or asset of the Company or any Subsidiary existing on the Effective Date; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary other than extensions and accessions thereto and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof permitted by Section 6.01(i);
(d)any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary other than extensions and accessions thereto and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such refinancing;
(e)Liens (i) arising under any Qualified Receivables Transaction or Supply Chain Transaction or (ii) in respect of any lease by the Company or a Subsidiary of products for further lease to customers pursuant to arrangements described in Section 6.01(g)(ii);
(f)any Lien given to secure Indebtedness or other obligations (including, in the case of Subsidiaries, Indebtedness incurred pursuant to Section 6.01(f)) incurred to finance the payment of the purchase price, construction cost or improvement cost of the acquisition, construction or improvement of assets; provided that (i) such Lien shall attach solely to the assets acquired, constructed or improved (including any assets which are attached or otherwise adjoining such assets), (ii) such Lien has been created or incurred by the Company or a Subsidiary simultaneously with, or within one year after, the date of acquisition, construction or improvement of such assets, (iii) the Indebtedness or other obligations secured thereby shall not exceed the amount of such purchase price or cost of the asset and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition, construction or improvement of assets, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such refinancing;
(g)other Liens securing Indebtedness or other obligations of the Company or any Subsidiary; provided that the sum, without duplication, at any time of (i) the aggregate outstanding principal amount of Indebtedness and other obligations secured by Liens permitted by this clause (g) plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 6.01(i) shall not exceed at any one time the greater of $2,000,000,000 and 5.0% of Consolidated Tangible Assets as of the most recent fiscal quarter end for which financial statements of the Company have been delivered pursuant to Section 5.01(a) or (b);
(h)Liens in respect of Indebtedness incurred in connection with the extension of maturity of, or refunding or refinancing of, in whole or in part, any secured Indebtedness incurred under Section 6.02(g), provided that (i) such extension of, or refunding or refinancing shall not increase the principal amount of the secured Indebtedness being extended, or refunded or refinanced by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, refunding or refinancing and (ii) any such secured Indebtedness will be deemed to utilize the basket referred to in Section 6.02(g), but such secured Indebtedness (and the Liens in respect thereof) shall be permitted even if the such secured Indebtedness is incurred at a time when such secured Indebtedness would not otherwise be permitted to be incurred under such clause.
SECTION 6.03.    [Reserved.]
SECTION 6.04.    Fundamental Changes. The Company will not, and will not permit any Borrowing Subsidiary (or in the case of clause (y), any Subsidiary) to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (in each case, whether now owned or hereafter acquired), or (z) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary or other Person may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Borrowing Subsidiary may merge into or consolidate with, or liquidate or dissolve into, any other Borrowing Subsidiary, (iii) any Subsidiary may merge into or consolidate with any Borrowing Subsidiary in a transaction in which the surviving entity is a Borrowing Subsidiary, and (iv) the Company or any Borrowing Subsidiary may merge into or consolidate with any other Person; provided that the Company or such Borrowing Subsidiary is the surviving corporation.
SECTION 6.05.    Financial Covenant. The Company will not permit the Total Leverage Ratio on the last day of any fiscal quarter ending after the Effective Date to exceed 4.0 to 1.0.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable;
(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)any representation or warranty made or, pursuant to Section 4.02, deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been false or misleading in any material respect when made or deemed made (other than, for the avoidance of doubt, any Pricing Certificate Inaccuracy; provided that the Company complies with the terms of Section 2.24 with respect to such Pricing Certificate Inaccuracy);
(d)any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Borrower’s existence), 5.08(b) or Article VI;
(e)any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company (which notice will be given at the request of any Lender);
(f)the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any conversion, repurchase or redemption of any Material Indebtedness scheduled by the terms thereof to occur on a particular date and not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Company or the applicable Subsidiaries, (iii) any repurchase or redemption of any Material Indebtedness pursuant to any put option exercised by the holder of such Material Indebtedness; provided that such put option is exercisable at times specified in the terms of the Material Indebtedness and is not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Company or the applicable Subsidiaries, (iv) any termination event or similar event occurring under any Hedge Agreement that constitutes Material Indebtedness (it being understood that this paragraph (g) of this Section will apply to any failure to make any payment required as a result of such termination or similar event), (v) any mandatory redemption, repayment or repurchase event not in the nature of a default (x) that is triggered by receipt of proceeds of a debt incurrence, equity issuance, asset sale, casualty or other proceeds-generating event and is only to the extent of proceeds received or (y) with respect to Acquisition Debt in the circumstances described in the definition of such term, or (vi) any breach or default that is (I) remedied by the Company or the applicable Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, any Borrowing Subsidiary or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Borrowing Subsidiary or any Material Subsidiary or for a substantial part of its assets, and, in any such case referred to in (i) or (ii) above, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)the Company, any Borrowing Subsidiary or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Borrowing Subsidiary or any Material Subsidiary or for a substantial part of its assets (other than in connection with a solvent liquidation of any foreign Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;
(j)the Company or any Material Subsidiary shall admit in writing its inability, or fail generally, to pay its debts as they become due;
(k)one or more judgments for the payment of money in an aggregate amount in excess of $350,000,000 shall be rendered by a court of competent jurisdiction against the Company, any Subsidiary or any combination thereof, and the same shall remain undischarged, and the execution thereof not effectively stayed, for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;
(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)the Guarantee under this Agreement shall cease to be, or shall be asserted by the Company or any Borrowing Subsidiary not to be, a valid, binding and enforceable obligation of the Company; or
(n)a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable so long as, at the time of such later declaration, an Event of Default is continuing), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII

The Administrative Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.03); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.03) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent. In addition, for the avoidance of doubt, the Lenders hereby acknowledge that none of the Arrangers, Joint Bookrunners, Syndication Agent or Sustainability Structuring Agent, set forth on the cover page of this Agreement shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent, Swingline Lender or a Lender hereunder.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth herein for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth herein for being the signatory, sender or authenticator thereof), and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the

Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any related agreement or instrument by or through any one or more sub-agents appointed by the Administrative Agent, and the Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective affiliates or branches. The exculpatory, indemnity and reimbursement provisions of this Article VII and Section 10.04 shall apply to any such sub-agent and affiliate, and their respective directors, officers, employees and agents and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If the Person serving as the Administrative Agent becomes a Defaulting Lender under clause (d) of the definition of such term, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment by the 30th day following the date of such notice (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such 30th day (or agreed earlier date). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative

Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender represents and warrants, as of the date hereof, that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring and holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of its business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire and hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and hold commercial loans and either it, or the Person exercising discretion in making its decision to make, acquire and hold such commercial loans, is experienced in making, acquiring and holding such commercial loans. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
In case of the pendency of any proceeding with respect to any Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the applicable Borrower hereunder that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 2.11, 2.13, 2.14, 2.15 and 10.04) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent (including under Section 10.04).
Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Article shall be conclusive, absent manifest error.
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y)

that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrowers.
Each party’s obligations under this Article VIII with respect to Payments shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE IX

Guarantee
In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of each Borrowing Subsidiary now or hereafter existing (the “Guaranteed Obligations”). The Company further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation.
The Company waives presentment to, demand of payment from and protest to any Borrower or other obligor of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Guaranteed Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement, (d) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations, (e) any decree or order, or any law or regulation of any jurisdiction or event affecting any term of a Guaranteed Obligation or (f) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation or any other circumstance that might constitute a defense of the Company or any other Borrower or obligor, and any defense arising from the foregoing is hereby waived.
The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.
The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full of all of the Guaranteed Obligations), and any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise (other than for the payment in full of all of the Guaranteed Obligations) is hereby waived.
The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or other obligor or otherwise.
Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower or other obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full of all of the Guaranteed Obligations owed by such Borrower or other obligor to the Administrative Agent and the Lenders.
Notwithstanding the provisions of this Article IX, the Company shall be permitted to charge, and any Borrowing Subsidiary shall be permitted to pay, a guaranty fee in connection with the entry by the Company in guaranty under this Article IX, as may be agreed by the Company and such Borrowing Subsidiary.

ARTICLE X

Miscellaneous
Section 10.01.    Borrower Communications. (a) The Administrative Agent and the Lenders agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, THE SYNDICATION AGENT, THE SUSTAINABILITY STRUCTURING AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWERS, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF EACH BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

(d)    Each of the Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 10.02.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone and as otherwise set forth in subsection (b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed, e-mail, by certified or registered mail or sent by telecopy, as follows:
(i)if to the Company, to it at HP Inc., 1501 Page Mill Road, Palo Alto, CA 94304-1112, Attention of Treasurer (Andrea Noseda (email [email address])), with copys to [email address], [email address] and Rick Hansen (email [email address]) at the same address;
(ii)if to the Administrative Agent from the Borrowers, to JPMorgan Chase Bank, N.A. at the address separately provided to the Borrowers;
(iii)if to the Administrative Agent from any Lender, to JPMorgan Chase Bank, N.A. at the address separately provided to the Lenders; and
(iv)if to any other Lender, to it at its address (or e-mail or fax number) set forth on Schedule 2.01 or in its Administrative Questionnaire.
(b)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Platforms or Approved Borrower Portals, to the extent provided in this Section 10.02(c), shall be effective as provided in such Section 10.02(c).
(c)    Notices and Communications to the Administrative Agent, the Company, any other Borrower and the Lenders may be delivered or furnished by using the Platform or an Approved Borrower Portal (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Company or any other Borrower may, in its discretion, agree to accept notices and other Communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or Communications.
(d)    The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(e)    The Platform is provided “as is” and “as available”. None of the Administrative Agent or any of its Related Parties warrant the accuracy or completeness of the Communications or the adequacy of the Platform and each of the Administrative Agent and its Related Parties expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.
Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.03.    Waivers; Amendments. (a) No failure or delay by any Borrower, the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Borrowers, the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, each other Borrower and the Required Lenders or by the Company, each other Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) decrease the principal amount of any Loan or decrease the rate of interest thereon, or decrease any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or decrease the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release the Company from its Guarantee under Article IX without the written consent of each Lender or (vii) change any provisions of this Agreement in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further that notwithstanding any other provision contained herein, if the Company consummates a PCR Impacting Transaction, the Company and the Sustainability Structuring Agent shall be permitted to amend, modify or supplement the Sustainability Table in Schedule 1.01 (other than with respect to the amounts of the Sustainability Fee Adjustment or Sustainability Rate Adjustment); provided that such amendment, modification or supplement to the Sustainability Table shall become effective 15 Business Days after such amendment, modification or supplement is posted to the Lenders, unless the Required Lenders object to such amendment, modification or supplement within 10 Business Days after such posting; and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent or the Swingline Lenders, as the case may be and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Swingline Lender) or the Swingline Lender (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Company, each other Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, each other Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Swingline Lenders) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. Notwithstanding the foregoing, (1) any provision of this Agreement may be amended by an agreement in writing entered into by the Company, each other Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Swingline Lender stating that it objects to such amendment, and (2) the Commitments and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 10.03); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Company and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.
SECTION 10.04.    Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the due diligence investigation of the Company, the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, however, that only one outside counsel may act on behalf of the Administrative Agent and the Lenders in connection with the preparation and negotiation of this Agreement, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender (such fees, charges and disbursements not to include allocated costs of internal counsel), in connection with the enforcement, collection or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    To the extent permitted by applicable law (i) each Borrower shall not assert, and each Borrower hereby waives any claim against the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Platform and any Approved Borrower Portal), except to the extent the liability of any Lender-Related Person is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of, or breach of this Agreement by, such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 10.04(b) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.04(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (not to include allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries; provided that any such losses, claims, damages, liabilities and expenses arise out of or in connection with such Indemnitee’s acting as Administrative Agent or a Lender under this Agreement, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity set forth in the foregoing clauses (i), (ii), (iii) and (iv) shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of, or violation of law by, such Indemnitee (B) a claim brought by the Company against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document or (C) a proceeding that does not involve an act or omission by the Company or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). The Company will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Company’s consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee. Anything in this Section 10.04(c) to the contrary notwithstanding, the Company shall not be liable for the fees and expenses of more than one primary outside counsel and one local outside counsel per jurisdiction retained by each Indemnitee in connection with the defense of any action for which indemnification is sought hereunder. The Company shall have no obligation to any Indemnitee under this Section 10.04(c) for matters for which such Indemnitee has been fully compensated pursuant to any other provision of this Agreement. This Section 10.04(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(d)    Each Lender severally agrees to pay any amount required to be paid by the Company under paragraphs (a), (b) or (c) of this Section 10.04 to the Administrative Agent and each of its Related Parties (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such Related Party in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Related Party under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Related Party in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such Related Party’s gross negligence or willful misconduct.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.

(f)    The provisions of this Section 10.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender.
SECTION 10.05.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more assignees (other than the Company or its Subsidiaries, any Defaulting Lender, natural person or investment vehicle or trust for the primary benefit of a natural person or relatives of a natural person), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent (and, in the case of an assignment, other than to an existing Lender or an Affiliate of a Lender, of all or a portion of a Commitment or any Lender’s obligations in respect of its Swingline Exposure, each of the Swingline Lenders) must give their prior written consent to such assignment (each such consent not to be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and shall be an integral multiple of $5,000,000 unless each of the Company and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (payable by the assignor or assignee), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (vi) except in the case of an assignment to a Swingline Lender, no assignment of all or any portion of a Swingline Commitment shall become effective until after the Administrative Agent has received all information that it has reasonably requested pursuant to “know your customer” or similar laws or regulations; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing at the time of such assignment. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (i) entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, and (ii) subject to the confidentiality provisions hereof). Any purported sale, assignment, delegation or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be null and void and instead be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
(c)    The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.04(b) or (c), 2.05(b), 2.16(d) or 10.04(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)    Any Lender may, without the consent of the Company, the Administrative Agent or the Swingline Lenders, sell participations to one or more banks or other entities other than the Company or its Subsidiaries (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.04(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 2.15(g) and 2.17 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)    A Participant shall not be entitled to receive any greater payment under Sections 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such

Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(g) as though it were a Lender.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.06.    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement (provided, however, that such representations and warranties shall be made or deemed made only as of the Effective Date, the times of any Borrowings hereunder, or such other dates on or as of which such representations and warranties are specifically required to be made pursuant to the provisions hereof, including, as applicable, in connection with any Incremental Revolving Facility under Section 2.19 or any extension of the Maturity Date pursuant to Section 2.20) and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.07.    Counterparts; Integration; Effectiveness. (a) This Agreement and any other Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent and certain Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or authorized use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 10.08.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.09    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company or any Borrowing Subsidiary against any and all of the obligations of the Company or such Borrowing Subsidiary now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender shall promptly notify the Company and the Administrative Agent after any such setoff and application made by such Lender; provided, that failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 10.10.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.13    Confidentiality. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, insurers, reinsurers, insurance brokers and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Company, any Subsidiary, and the obligations hereunder, (g) on a confidential basis to any rating agency in connection with rating the Company or the credit facilities provided for herein, (h) with the consent of the Company, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. If any Lender or the Administrative Agent is required by any Governmental Authority or any other Person to disclose Information or otherwise intends to disclose any Information pursuant to clause (c) of this Section, unless prohibited by law such Lender or the Administrative Agent, as the case may be, shall promptly notify the Company in writing so as to provide the Company with the opportunity to seek a protective order or take such other actions that are deemed appropriate by the Company to protect the confidentiality of the Information. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Lender confirms that it maintains internal policies and procedures, including “ethical wall” procedures, intended to protect against the unlawful use of confidential information and such procedures apply to the Information.
(b) For the avoidance of doubt, nothing in this Section 10.13 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization and without any notification to any person (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.13 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
SECTION 10.14.    Authorization to Distribute Certain Materials to Public-Siders; Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS SUBSIDIARIES OR SECURITIES THEREOF AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC

INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS..
(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS SUBSIDIARIES OR SECURITIES THEREOF. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
(c) If the Company does not file this Agreement with the SEC, then the Company hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Company acknowledges its understanding that Public-Siders and their firms may be trading in any of the other parties’ hereto respective securities while in possession of the Loan Documents.
(d) The Company represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.
SECTION 10.15    Patriot Act and Beneficial Ownership Regulation. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation.
SECTION 10.16    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)    The obligations of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 10.17.    No Fiduciary Duty. The Borrowers acknowledge that the Administrative Agent, each Lender and the Affiliates of each of the foregoing may have economic interests that conflict with those of the Company, the Subsidiaries and their Affiliates. The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, each Lender and the Affiliates of each of them, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or any Affiliate of any of them, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 10.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution,

its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
In the event a Lender has been notified by an applicable Resolution Authority that it has been or may be subject to a Bail-In Action, it shall immediately notify the Administrative Agent and the Company.
SECTION 10.19.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Subsidiary, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and

(D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 10.20.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan or under Applicable Law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate for each day to the date of repayment, shall have been received by such Lender.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
HP INC.,
by /s/Andrea Noseda

Name: Andrea Noseda
Title: Treasurer
JPMorgan Chase Bank, N.A., individually and as Administrative Agent, by /s/Abhishek Joshi

Name: Abhishek Joshi
Title: Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
BNP PARIBAS,
by /s/Nicole Rodriguez

Name: Nicole Rodriguez
Title: Director
by /s/ Nicolas Doche

Name: Nicolas Doche
Title: Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
Bank of America, N.A.,
by /s/ Injah Song

Name: Injah Song 7/31/24
Title: Director

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
GOLDMAN SACHS BANK USA,
by /s/Nicholas Merino

Name: Nicholas Merino
Title: Authorized Signatory

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
WELLS FARGO BANK N.A.,
by /s/Gambo Audu

Name: Gambo Audu
Title: Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
CITIBANK, N.A., as a Lender
by /s/ Stella Zhang

Name: Stella Zhang
Title: Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
HSBC Bank USA, N.A.,
by /s/Vicky Tooma

Name: Vicky Tooma
Title: Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
BANCO SANTANDER, S.A., NEW YORK BRANCH,
by /s/ Andres Barbosa

Name: Andres Barbosa
Title: Managing Director
by /s/ Michael Leonardos

Name: Michael Leonardos
Title: Executive Director

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
U.S. Bank National Association,
by /s/ Lukas Coleman

Name: Lukas Coleman
Title: Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as lender
by /s/Paul Arens

Name: Paul Arens
Title: Director
by /s/Gordon Yip

Name: Gordon Yip
Title: Director

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
ING BANK N.V., DUBLIN BRANCH,
by: /s/ Robert O’Donoghue

Name: Robert O’Donoghue
Title: Managing Director
by: /s/Cormac Langford

Name: Cormac Langford
Title: Managing Director

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
SOCIETE GENERALE,
by /s/ Richard Bernal

Name: Richard Bernal
Title: Managing Director

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
STANDARD CHARTERED BANK,
by /s/ Kristopher Tracy

Name: Kristopher Tracy
Title: Director, Financing Solutions

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
MORGAN STANLEY BANK, N.A.,
by /s/ Michael King

Name: Michael King
Title: Authorized Signatory

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
MUFG Bank, Ltd.,
by /s/ Lillian Kim

Name: Lillian Kim
Title: Director

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
BANK OF CHINA, LOS ANGELES BRANCH,
by /s/Jason Fu

Name: Jason Fu
Title: Senior Vice President

[Signature Page to HP Inc. Five-Year Credit Agreement]

SIGNATURE PAGE TO THE HP INC. FIVE-YEAR CREDIT AGREEMENT
Canadian Imperial Bank of Commerce, New York Branch
by /s/ Bernadette Murphy

Name: Bernadette Murphy
Title: Managing Director and Authorized Signatory

[Signature Page to HP Inc. Five-Year Credit Agreement]

[Schedules and Exhibits Intentionally Omitted]